Table

of Contents

Exhibit 4.4
DESCRIPTION OF USCB FINANCIAL HOLDINGS, INC.’S

SECURITIES
As of December 31, 2021, USCB Financial Holdings, Inc. (the “Company”) has one class of securities registered under
Section 12

of the

Securities Exchange

Act of

1934, as

amended, namely

its Class

A common

stock, $1.00

par value

per
share (“Class A Common

Stock”). The following

summary of the Class

A Common Stock

is based on

and qualified by

the
Company’s Articles

of Incorporation

(the “Articles

of Incorporation”),

the Company’s

Amended and

Restated Bylaws

(the
“Bylaws”)

and

the

Side

Letter

Agreement

(the

“Side

Letter

Agreement”)

by

and

between

the

Company

and

the

Large
Investors (as

defined herein).

For a

complete description

of the

terms and

provisions of

the Company’s

equity securities,
including its

common stock,

refer to

the Articles

of Incorporation,

the Bylaws

and the

Side Letter

Agreement, all

of which
are filed as exhibits to this Annual Report on Form 10-K.
General
The Articles

of Incorporation

authorize a

total of

68,600,000 shares of

capital stock,

$1.00 par

value per

share, consisting
of (a) 53,000,000 shares of

common stock, 45,000,000 of

which are designated Class

A Common Stock and 8,000,000

of
which are

designated Class

B Non-Voting Common

Stock, par

value $1.00

per share

(“Class B

Common Stock” and

together
with the Class A Common Stock,

the “Common Stock”), and (b) 15,600,000

shares of preferred stock, $1.00 par

value per
share.
Voting Rights
The Class A Common Stock

has voting rights, and Class

B Common Stock does not

have voting rights except in

limited
circumstances. Holders

of Class

A Common

Stock are

entitled to

one vote

per share

on all

matters on

which the

holders
are entitled to vote,

except in the case of

amendments to the Articles of

Incorporation where such amendment relates solely
to

Class

B

Common

Stock

or

any

other

series

of

the

Company’s

preferred

stock.

The

Company

does

not

have

any
cumulative

votes

in

the

election

of

directors.

Under

the

Bylaws,

unless

otherwise

provided

by

law

or

the

Articles

of
Incorporation, the

holders of

a majority

of shares

issued, outstanding,

and entitled

to vote,

present in

person or

by proxy,
will

constitute

a

quorum

to

transact

business,

including

the

election

of

directors,

except

that

when

a

specified

item

of
business is required to be voted on by one or more designated classes or series of capital stock, a majority of the shares of
each such

class or

series will

constitute a

quorum. Once

a quorum

is present,

except as

otherwise provided

by law,

the
Articles of Incorporation,

the Bylaws or

in respect of the

election of directors,

all matters to be

voted on by the

Company’s
shareholders must be approved by

a majority of shares constituting a

quorum, and where a separate

vote by class or

series
is required, a majority of the votes represented

by the shares of the shareholders of such

class or series present in person
or by proxy and entitled to

vote shall be the act of such

class or series. The affirmative

vote of the holders representing

66
2/3% of the then outstanding shares of Class

A Common Stock is required to amend, alter or

repeal, or adopt any provision
as part of the Articles

of Incorporation that is inconsistent with the purpose

and intent of certain designated provisions of

the
Articles

of

Incorporation

and

the

Bylaws

including,

among

others,

perpetual

term,

management

of

the

Company,
indemnification, transfer restrictions, board powers and number of directors.
The holders of Class

B Common Stock have

limited voting rights. In

addition to any voting

rights that may

be required
under

Florida

law,

the

consent

of

holders

of

Class

B

Common

Stock

representing

a

majority

of

the

shares

of

Class

B
Common Stock present in person

or by proxy and entitled

to vote, voting as a separate

class, is required to (a)

amend the
Articles of

Incorporation in

a manner

that would

significantly and

adversely affect

the rights

of the

holders of

the Class

B
Common

Stock

in

a

manner

that

is

different

from

the

effect

of

such

amendment

on

the

Class

A

Common

Stock

or

(b)
liquidate, dissolve or wind-up the Company.
Dividends
Holders of

Common Stock are

entitled to

receive such dividends

as may

from time

to time be

declared by the

Company’s
Board of

Directors (the

“Board”) out

of funds

legally available

for such

purposes. The

Company can

pay dividends

on its
Common Stock only if it

has paid or provided for

the payment of all dividends,

if any, to which holders of its

then outstanding
preferred stock, are entitled. The Company’s ability to

pay dividends is also subject to applicable federal and state banking
laws.
Liquidation
In the event of

the liquidation, dissolution

or winding-up of

the Company,

holders of both

Class A Common

Stock and
Class B Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all the
Company’s debts

and liabilities,

and the

satisfaction of

the liquidation

preferences of

the holders

of any

then outstanding
classes or series of preferred stock.

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Preemptive Rights, Redemption or Other Rights
Pursuant to

the Articles

of Incorporation

and the

Bylaws, holders

of Common

Stock do

not have

preemptive rights

or
other rights to purchase,

subscribe for or take

any part of any

shares of the Company’s

capital stock. The Large

Investors
(as defined herein), however, have certain contractual preemptive rights pursuant to the Side Letter Agreement. In

addition,
the

Company

does

not

have

any

sinking

fund

or

redemption

provisions

in

the

Articles

of

Incorporation

or

the

Bylaws
applicable to its Common Stock.
Conversion
The

Class

A

Common

Stock

does

not

have

any

conversion

rights.

Pursuant

to

the

Articles

of

Incorporation,

the
Company’s shares of

Class B Common

Stock may only

be transferred (a) to

an affiliate of

the holder of

Class B Common
Stock, (b) to the Company, (c) pursuant to a widespread public distribution of the Common Stock (including a transfer to an underwriter for the purpose

of conducting a widespread

public distribution or pursuant

to Rule 144 under

the Securities Act),
(d) if no transferee or

group of associated transferees would receive 2%

or more of any

class of capital stock entitled

to vote
generally in the election

of directors of the

Company or (e)

to a transferee that would

control more than 50%

of the capital
stock

entitled

to

vote

generally

in

the

election

of

directors

of

the

Company

without

any

transfer

from

the

transferor.
Immediately following

a transfer

of the

type described

in (c),

(d) or

(e) in

the preceding

sentence, each

share of

Class B
Common Stock so transferred is automatically

converted into 0.2 shares of Class A Common

Stock (subject to adjustment
as provided in the Articles

of Incorporation). The Company must at all

times reserve and keep available out

of its authorized
and unissued

shares of

Class A

Common Stock

such number

of shares

of Class

A Common

Stock that

may be

issuable
upon conversion of all of the outstanding shares of Class

B Common Stock.
Stockholder Meetings
Except as

otherwise provided

by law,

the Board,

or any

one or more

shareholders owning,

in the aggregate,

not less
than ten percent of the issued and

outstanding Class A Common Stock,

may call a special meeting of shareholders

at any
time for any purpose not inconsistent with the Articles

of Incorporation or the Bylaws.
Director Removal
Subject to the

rights of holders

of any class

or series of

preferred stock with

respect to the

election of directors,

a director
may be removed from office by the affirmative vote of holders of shares of capital stock issued and outstanding and entitled
to vote in an election of directors representing

at least a majority of the votes entitled

to be cast thereon, and then,

only for
cause.
Anti-takeover Effects
Certain provisions of the Articles

of Incorporation, the Bylaws,

Florida and U.S. banking

laws to which the Company

is
subject may

have anti-takeover effects

and may

delay, defer, or prevent a

tender offer or

takeover attempt that

a shareholder
might consider

to be

in such

shareholder’s best

interest, including

those attempts

that might

result in a

premium over

the
market price

for the

shares

held by

shareholders,

and

may make

removal

of management

more difficult.

The Articles

of
Incorporation and Bylaws include provisions that:
•

empower the Board, without

shareholder approval, to issue

preferred stock, the terms

of which, including voting
power, are to be set by the

Board;
•

provide that directors

may be removed

from office

only for cause

and only upon

a majority vote

of the shares
of capital stock entitled to vote in an election of directors;
•

prohibit holders

of Class

A Common

Stock from

taking action

by written

consent in

lieu of

a shareholder

meeting;

•

require holders of at least 10% of the Company’s Class

A Common Stock in order to call a special meeting;
•

do not provide for cumulative voting in elections of Company directors;
•

provide that the Board has the authority to amend the Bylaws;
•

require

shareholders

that

wish

to

bring

business

before

annual

or

special

meetings

of

shareholders,

or

to
nominate candidates for election as directors

at an annual meeting of shareholders,

to provide timely notice of
their intent in writing and satisfy disclosure requirements;

and
•

enable the Board to increase, between annual

meetings, the number of persons serving as

directors and to fill
the vacancies

created as

a result

of the

increase until

the next

meeting of

shareholders by

a majority

vote of
the directors present at a meeting of directors.
Additionally,

the Articles

of Incorporation

prohibit any

direct or

indirect transfer

of stock

or options

to acquire

stock to
any

person

who,

as

a

result

of

the

transfer,

would

own

4.95%

or

more

of

the

Company’s

capital

stock,

as

long

as

the

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Company continues to have “deferred tax assets,” subject to limited exceptions as provided in the Articles of Incorporation.
Also,

certain

provisions

of

Florida

law

may

delay,

discourage,

or

prevent

an

attempted

acquisition

or change

in control.
Furthermore, banking laws impose

notice, approval, and ongoing

regulatory requirements on any

shareholder or other party
that seeks to acquire direct or indirect “control” of a bank holding company,

which includes the Change in Bank Control Act
and the Bank Holding Company Act.
Preferred Stock
The Board is authorized,

without shareholder approval

and subject to any

limitations prescribed by

law, the

Articles of
Incorporation and the Bylaws, at

any time or from

time to time to

(a) provide for the

issuance of the shares

of preferred stock
in one

or more classes

or series,

(b) determine the

designation for any

such classes or

series of preferred

stock, (c) establish
the

number

of

shares

to

be

included

in

any

such

class

or

series,

and

(d)

determine

the

terms,

powers,

preferences,
qualifications, limitations, restrictions

and relative, participating,

optional or other

special rights of the

shares of such

class
or series of

preferred stock, which include rights

such as those with

respect to dividends, liquidation preference, conversion,
redemption, and/or voting.
Any issuance of

preferred stock

with voting rights

or which is

convertible into voting

shares could

adversely affect

the
voting power of the holders of Class A Common Stock.

Any of aforementioned actions could have an anti-takeover

effect.
Side Letter Agreement
Pursuant to

the Side

Letter Agreement

between the

Company,

Priam Capital

Fund II,

LP (“Priam”),

Patriot Financial
Partners II,

L.P.

(“Patriot

Financial”)

and

Patriot Financial

Partners Parallel

II,

L.P.

(“Patriot

Financial

Partners,”

together
with Patriot Financial and Priam, the “Large

Investors”), the Company is required

to maintain its Board at no less than five
nor more than

seven directors,

and to cause

one person

nominated by

each Large Investor

to be elected

or appointed

to
the Board,

including filling

any vacancy

(the “Board

Representative”),

subject

to

satisfaction

of all

legal and

governance
requirements regarding

such Board Representative’s

service as a

director.

Such Board Representative

rights last as

long
as each Large Investor

beneficially owns shares of

the Common Stock representing

50% or more of

the common stock

of
the Bank (as defined

below) purchased by the

Large Investor in the

recapitalization of U.S.

Century Bank, the

Company’s
wholly-owned Florida state-chartered

bank subsidiary (the “Bank”),

in 2015 (the “2015 Recapitalization”),

as adjusted from
time to time

as a result

of changes in

capitalization. Pursuant

to the Side

Letter Agreement,

the Large Investors

have the
power

to

designate

a

Board

observer

to

attend

meetings

in

a

nonvoting

capacity

in

the

event

any

applicable

Board
Representative is

unable to

attend such

meetings or

if the

Large Investor

does not

have a

Board Representative

on the
Board on the date of any meeting.

The Side Letter Agreement provides each Large Investor with matching stock rights for so long as each Large Investor
beneficially owns shares of

Common Stock representing

50% or more of the

common stock of the

Bank purchased by the
Large

Investor

in

the

2015

Recapitalization,

as

adjusted

from

time

to

time

as

a

result

of

changes

in

capitalization.

The
matching stock rights

permit each Large

Investor to purchase

new equity securities

offered by the

Company for the

same
price

and

on

the

same

terms

as

such

securities

are

proposed

to

be

offered

to

others,

subject

to

specified

exceptions,
procedural requirements

and compliance

with applicable

bank regulatory

ownership requirements

as further

described in
the Side Letter Agreement. The Side Letter Agreement

also provides customary information rights to the

Large Investors.
Listing
Our Class A common stock is listed on The Nasdaq Global

Market under ticker symbol “USCB”.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock

is Computershare Trust Company,

N.A.